Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to DHT Maritime, Inc.’s 2005 Incentive Compensation Plan  of our reports dated March 11, 2009, with respect to the consolidated financial statements of DHT Maritime, Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of DHT Maritime Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New York, New York
October 8, 2009